EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed registration statement on Form S-8 (333-40023).

ARTHUR ANDERSEN LLP
Houston, Texas
March 10, 1998